Press Release                                         Source: Apropos Technology



                  APROPOS TECHNOLOGY NAMES MCCRABB INTERIM CEO





OAKBROOK TERRACE, Ill., Aug. 2 /PRNewswire-FirstCall/ -- Apropos Technology (Nasdaq: APRS - News), a leading provider of real time multi-channel interaction management solutions, today announced that David McCrabb has been named interim President and Chief Executive Officer of the Company and will be assuming this role in mid-August.

McCrabb was previously the President and Chief Executive Officer of NewMonics, provider of a Java-compliant virtual machine expressly made for complex embedded applications. Prior to joining NewMonics, he served as President of Santa Cruz Operations (SCO), a top provider of Linux and UNIX operating systems for Intel hardware, where he helped grow revenues to a company record of $225 million. Following the sale of SCO's software division to Caldera International, a leading source for Linux and UNIX Internet solutions, he assumed the role of President and Chief Operating Officer at Caldera.

McCrabb will serve as President and Chief Executive Officer while the Board conducts a search to identify candidates for this position. McCrabb will also be considered to fill this position on a longer-term basis. Kevin Kerns, previous President and Chief Executive Officer, is expected to continue with the Company for a limited period of time to facilitate a smooth transition. Kerns has resigned from the Board of Directors.

Don DeLoach, Chairman of the Board, said, "Kevin has been instrumental in the development of the Company and its technology. He has led our cost reduction efforts in the midst of a difficult environment. We are grateful for all of his efforts and we wish him well. We believe that David will provide strong leadership to guide the Company as it continues to roll out its Version 6 product suite. We are delighted that David has agreed to join us."

About Apropos Technology

Apropos Technology, Inc. develops and markets one of the industry's leading business communications platforms, providing an open, system independent application suite for real time, multi-channel interaction management. This application platform enables companies to personalize and intelligently manage all of their customer, employee, and vendor interactions, thereby reducing costs, improving communications and operating efficiency, and increasing overall revenue opportunities. The application provides timely and accurate information on communications of all types to those within the business who need visibility into real time business performance and trends. This information enables customers to react immediately to changing business conditions and make informed strategic decisions. The company's award-winning solution has received seven (7) US patents for call center related technology inventions, including a patent on the concept of blending multi-channel communications into a single, universal queuing system. The solution intelligently classifies, prioritizes, routes and reports on each business interaction, based on the value of each interaction, across a variety of communications media, including Voice, E-mail, Web, Fax, and Voice over IP (VoIP). Apropos Technology serves over 300 clients worldwide from its Corporate headquarters in Oakbrook Terrace, Ill., and from its European headquarters in the United Kingdom. Additional information about Apropos and its products can be found at http://www.apropos.com.

Safe Harbor Statement

Apropos Technology statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Apropos Technology's expectations, anticipations, goals, beliefs, targets, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding business model, product introduction and acceptance, future sales, sales growth and sales channels, profitability and results of operations, gross margins, operating expenses and financial stability. These forward-looking statements are subject to various risks and uncertainties as more fully set forth under the caption "Risk Factors Associated with Apropos' Business and Future Operating Results" in Apropos Technology's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission. Apropos Technology's actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements; Apropos Technology makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements.